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                                                                    Exhibit 10.5

                         EXECUTIVE SECURITIES AGREEMENT

     This Executive Securities Agreement ("AGREEMENT") is entered into and effective as of October 20, 2003 by and among Beacon Roofing Supply, Inc., a Delaware corporation (the "COMPANY"), Robert R. Buck ("EXECUTIVE") and Code, Hennessy & Simmons III, L.P., a Delaware limited partnership ("CHS").

                                 R E C I T A L:

     The Company, CHS and Executive desire to enter into an agreement pursuant to which (among other things) (a) Executive shall purchase, and the Company shall sell, shares of Class A Common Stock of the Company, and (b) certain obligations regarding the transfer the Company's securities are set forth.

                              A G R E E M E N T S:

     The parties hereto agree as follows:

     1.     DEFINITIONS.

            (a) For purposes of this Agreement, the following terms shall have the following meanings unless the context indicates otherwise:

            "AFFILIATE" of a Person means any other Person controlling, controlled by or under common control with such Person and any partner of such Person if such Person is a partnership. An "Affiliate," with respect to the Company includes each of the Company's direct or indirect subsidiaries.

            "APPLICABLE COUNTY" means Suffolk County, Massachusetts; provided, however, that when and if Executive relocates his offices to a location outside of the greater Boston metropolitan area in accordance with Section 5(b) of the Employment Agreement, then the Applicable County shall be (at all times thereafter) the county in which such relocated office is situated immediately after such relocation.

            "BEACON OPERATING" means Beacon Sales Acquisition, Inc., a Delaware corporation.

            "BOARD" means the board of directors of the Company.

            "BUSINESS" has the meaning given to it in Section 11(a).

            "CAUSE" means any of the following, as determined by the board of directors of Beacon Operating, in its reasonable judgment: (i) Executive's failure or refusal to perform such material duties and responsibilities as are reasonably requested by the board of directors of Beacon Operating; (ii) Executive's failure to observe all material policies of the Beacon Operating generally applicable to executives of Beacon Operating; (iii) Executive's gross negligence or willful misconduct in the performance of Executive's duties; (iv) any act of fraud or embezzlement by Executive against the Company Group, other wrongful taking by Executive of money or other assets of the Company Group for Executive's personal use, self-dealing by Executive or his spouse or children directly or indirectly involving the Company Group, or Executive's conviction for (or plea of nolo contendere or the like with respect to) any felony; (v) Executive's dissemination of information, observations and data concerning the business plans, financial data, referral sources, customers, suppliers, manufacturing procedures and techniques, trade secrets or acquisition strategies of the Company or its Subsidiaries, or any other Confidential Information in violation of Section 11(b); (vi) a breach by Executive of his obligations under

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Section 2(a) hereof; or (vii) any other material breach of the terms of this
Agreement or the Employment Agreement.

            "CLASS A SHARES" means shares of Class A Common Stock of the
Company.

            "CLASS B SHARES" means shares of Class B Common Stock of the
Company.

            "COMPANY GROUP" means the Company and its direct and indirect subsidiaries, including Beacon Operating.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "CREDIT AGREEMENT" means (i) that certain Amended and Restated Loan and Security Agreement dated as of June 8, 2001 among Beacon Sales Acquisition, Inc., as Borrower, the Domestic Subsidiaries of Beacon Sales Acquisition, Inc. named therein as Domestic Subsidiary Guarantors, Heller Financial, Inc. as Agent and as a Lender, CIT Group/Business Credit, Inc. and GMAC Business Credit LLC as Syndication Agents and as Lenders, Wachovia Bank, N.A. and Fleet Capital Corporation as Documentation Agents and as Lenders and the Financial Institutions listed on the signature pages thereof as Lenders and (ii) any replacement credit or loan agreement between the Company and/or Beacon Operating and the Lenders specified in clause (i) above or any new or replacement lender.

            "DISABILITY" means that (1) Executive is suffering from any illness, injury or other disability which has caused (or which the board of directors of Beacon Operating reasonably determines will cause) Executive to be unable to perform Executive's duties with Beacon Operating for 90 consecutive days or for 120 cumulative days during any 180 day period; or (2) Executive is receiving long term disability benefits under any policy, plan or program.

            "EMPLOYMENT AGREEMENT" means that certain Employment Agreement effective as of the date hereof, by and between Executive and Beacon Operating.

            "EXECUTIVE SECURITIES" means any and all (i) Executive Shares, (ii) Subordinated Notes (if any) acquired by Executive; (iii) vested Options issued to Executive, and (iii) securities of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock split, stock dividend, or other recapitalization, in each case whether on or following the date of this Agreement. Executive Securities shall continue to be Executive Securities in the hands of any Holder other than Executive (other than the Company, its Subsidiaries or CHS and except for transferees in a Public Sale or a Sale of the Company), and, except as otherwise provided in this Agreement, each such other Holder shall succeed to all rights and obligations attributable to Executive as a Holder hereunder.

            "EXECUTIVE SHARES" means all Shares acquired by Executive pursuant to this Agreement or any other agreement, option plan or other arrangement with the Company or any Subsidiary, and all Shares of the Company issued or issuable with respect to such Shares by way of a stock split, stock dividend or other recapitalization, in each case whether on or following the date of this Agreement.

            "EXEMPT TRANSACTION" means any transfer of Executive Securities pursuant to Section 3, 5(d), 7 or 13 of this Agreement.

            "FAIR MARKET VALUE" of any security of the Company means:

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            (i)     the average of the closing prices of the sales of such
     security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any particular day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such particular day, or, if on any particular day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any particular day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such particular day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) business days ending on the day as of which the Fair Market Value is being determined; or

            (ii) with respect to any security which is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market for the entire twenty-one (21) day averaging period specified above, the fair value of such security as determined by a majority of the members of the Board utilizing valuation methods reasonable to the industry.

With respect to Options, "Fair Market Value" means the amount determined pursuant to the preceding sentence less the exercise price for such Option. In determining the fair value of securities, the Board shall not apply a discount for minority interest or lack of liquidity. In no event shall the Fair Market Value of a debt instrument be greater than the outstanding principal and accrued and unpaid interest on that debt instrument.

            "FAMILY GROUP" means the spouse and immediate descendants (whether natural or adopted) of Executive (collectively, "RELATIVES"), any custodian of a custodianship for and on behalf of one or more Relatives or Executive and any trustee of a trust solely for the benefit of one or more Relatives.

            "FULLY-DILUTED BASIS" shall mean the number of Shares which would be outstanding, as of the date of computation, if all Options (except options to the extent not then vested) to acquire Shares had been converted or exercised.

            "HOLDER" means any holder of Executive Securities (including, without limitation, Executive and Executive's Permitted Transferees).

            "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly beneficially own in excess of five percent (5%) of the Shares on a Fully-Diluted Basis, who is not an Affiliate of any such five percent (5%) owner and who is not the spouse or descendant (by birth or adoption) of any such five percent (5%) owner.

            "INITIAL PUBLIC OFFERING" means the Company's initial Public
Offering.

            "1933 ACT" means the Securities Act of 1933, as amended from time to time, or any successor thereto.

            "1934 ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

            "OPTIONS" means (i) all warrants, options or other rights to subscribe for purchase or otherwise acquire Shares and (ii) all or any securities convertible into or exchangeable for Shares.

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            "ORIGINAL COST" means $15,900 per Class A Share (such amount to be equitably adjusted, upward or downward, for stock splits, stock dividends, recapitalizations and the like), provided that the Original Cost of Executive Shares purchased pursuant to the exercise of Options shall be the exercise price, if any, actually paid therefor, and if such Options have not been exercised, the Original Cost of such Options shall be the greater of $0.01 per Option or the cash price actually paid therefor.

            "OUTSTANDING INDEBTEDNESS" means, with respect to any Subordinated Note, the outstanding principal balance of, and all accrued and unpaid interest under, such Subordinated Note.

            "PERSON" means an individual, a partnership, a limited partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

            "PUBLIC OFFERING" means a public offering of Shares (or the securities of any successor to the Company) or any shares of capital stock of a subsidiary of the Company (or its successor) pursuant to an effective registration statement under the 1933 Act (except on Form S-4 or S-8 or any successor form).

            "PUBLIC SALE" means any sale pursuant to a Public Offering or any sale to the public pursuant to Rule 144 (as defined below).

            "RESIGNATION" means voluntary termination by Executive of his employment with the Company and the Subsidiaries, but shall not include Retirement. A resignation triggered by the diminution of Executive's title of President and Chief Executive Officer of the Company or of Beacon Operating or a material diminution in his duties or a reduction in Executive's Base Salary (as defined in the Employment Agreement) or bonus opportunity from Beacon Operating shall not constitute a Resignation but rather a termination by Beacon Operating without Cause. For purposes hereof, Executive's "bonus opportunity" shall be treated as reduced if (and only if) Beacon Operating breaches its obligations under Section 3(b) of the Employment Agreement. If Executive's employment ends effective as of the expiration of the then current term of the Employment Agreement, and such event occurs because the Company is unwilling to extend the Employment Agreement on its then current terms, this shall be treated as a termination without Cause and not as a Resignation. If Executive's employment ends effective as of the expiration of the then current term of the Employment Agreement, other than in the circumstances described in the preceding sentence, this shall be treated as Resignation and not as a termination without Cause.

            "RETIREMENT" means the voluntary termination of Executive's employment with the Company and its Subsidiaries when Executive is at least 65 years old. Such a termination shall not be considered a "Resignation".

            "SALE OF THE COMPANY" means the sale (in a single transaction or in a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) Shares (whether by merger, consolidation, sale or transfer of shares, reorganization, recapitalization or otherwise) possessing the voting power under normal circumstances to elect a majority of the members of the Board or (ii) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis.

            "SEC" means the United States Securities and Exchange Commission.

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            "SHARES" means Class A Shares or Class B Shares (now or hereafter issued), and any shares issued in respect of such shares pursuant to a dividend, stock split reclassification or like action, or pursuant to an exchange (including a merger).

            "SUBORDINATED NOTES" means the 12% Junior Subordinated Promissory Notes issued from time to time by the Company or assumed by the Company from time to time.

            "SUBSIDIARY" means any Person of which the Company or Beacon Operating owns securities having a majority of the voting power in electing the board of directors directly or through one or more Subsidiaries (or, in the case of a partnership, limited liability company or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity). In the case of the Company, the term Subsidiary or Subsidiaries shall include Beacon Operating.

            "TRANSFER" shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition (irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether INTER VIVOS or upon death).

     (b) OTHER DEFINITIONS. Other defined terms are contained in the body of this Agreement.

     2.     PURCHASE AND SALE OF EXECUTIVE SHARES AND SUBORDINATED NOTES.

     (a) CLOSING. Executive shall purchase from the Company, and the Company shall sell to Executive, at a time prior to January 1, 2004 that Executive shall designate, 31.447 Class A Shares at a price of $15,900.00 per Class A Share. The aggregate purchase price for such Class A Shares is Five Hundred Thousand Dollars ($500,000) (the "ORIGINAL SUBSCRIPTION PRICE"). The Original Subscription Price shall be paid to the Company as follows: at the closing for such purchase, Executive shall pay to the Company $500,000 in cash, by cashiers check or by wire transfer in immediately available funds.

     (b) EXECUTIVE REPRESENTATIONS AND WARRANTIES. In connection with the purchase and sale of Executive Securities pursuant to this Agreement, Executive represents and warrants to the Company, and agrees and acknowledges that:

            (i) The Executive Securities to be acquired by Executive pursuant to this Agreement are and shall be acquired for Executive's own account, for investment purposes only and not with a present view to, or intention of, distribution or resale thereof in violation of the 1933 Act or any state securities laws and that, irrespective of any other provisions of this Agreement, the Executive Securities shall be Transferred only in compliance with all applicable federal and state securities laws, including, without limitation, the 1933 Act.

            (ii) The Executive Securities are not registered under the 1933 Act and must be held by Executive until such Executive Securities are registered under the 1933 Act or an exemption from such registration is available. The Company shall have no obligation to take any actions that may be necessary to make available any exemption from registration under the 1933 Act, and the Company shall place "stop transfer" restrictions on the party responsible for recording Transfers of Executive Securities in violation of the foregoing provisions of this clause (ii).

            (iii) Executive is familiar with Rule 144 ("RULE 144") adopted by the SEC which establishes guidelines governing, among other things, the resale of "restricted securities" (securities, such as Executive Securities, which are acquired from the issuer of such securities in a transaction not involving any Public Offering).

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            (iv)    Rule 144 is not presently available for Transfers of the
     Executive Securities because, among other things, the Company is not presently required to file the reports required to be filed by Section 15(d) of the 1934 Act, and does not have a class of securities registered pursuant to Section 12 of that statute; and, even if the Company were required to file reports under the 1934 Act, and had filed all reports required to be filed, reliance on Rule 144 to Transfer securities is subject to other restrictions and limitations, as set forth in Rule 144.

            (v) In connection with any Transfer of Executive Securities under Rule 144 or pursuant to any other exemption, Executive may, at the option of the Company, be required to deliver to the Company an opinion from counsel for Executive (reasonably acceptable to the Company) and/or receive an opinion from counsel for the Company, to the effect that all applicable federal and state securities law requirements have been met.

            (vi) Executive is the President and Chief Executive Officer of the Company.

            (vii) Executive is able to evaluate the risks and merits of the investment in the Executive Securities and to make an informed investment decision with respect thereto.

            (viii) Executive is able to bear the economic risk of Executive's investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or unless an exemption from such registration is available.

            (ix) Executive has reviewed financial and other information with respect to the Company and the Subsidiaries and all such other documents and information made available to, or requested by, Executive, and Executive has had the opportunity to ask questions and receive answers concerning all such materials and the terms and conditions of the offering of the Executive Securities. Executive has had full access to such other information and materials concerning the Company as Executive has requested. The Company has answered all inquiries that Executive has made to the Company relating to the Company and its Subsidiaries and the sale of the Executive Securities hereunder.

            (x) The execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

            (xi) Executive has not granted any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

            (xii) Executive has the legal capacity to execute and perform this Agreement. This Agreement has been duly executed and delivered by Executive, and constitutes a valid and legally binding obligation of Executive, enforceable against him in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

            (xiii) Executive is an "Accredited Investor" as defined in Regulation D as promulgated under the 1933 Act.

     (c) COMPANY REPRESENTATIONS AND WARRANTIES. In connection with the purchase and sale of Executive Securities pursuant to this Agreement, the Company represents and warrants to Executive that:

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            (i)     The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of the Company.

            (ii) The execution, delivery and performance of this Agreement by the Company does not and shall not conflict with, violate or cause a breach of any of the terms or provisions of the Certificate of Incorporation of the Company or its bylaws, or of any agreement, contract or instrument to which the Company is a party, or any judgment, order or decree to which the Company is subject.

     (d) ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. As an additional inducement to the Company to issue Executive Shares to Executive, Executive acknowledges and agrees that:

            (i) Neither the issuance of Executive Shares to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any such Subsidiary to terminate Executive's employment (subject to the provisions of the Employment Agreement).

            (ii) Shares issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Shares to purchase Shares on a proportionate basis, shall be Transferred only, and for all purposes be treated, in the same manner as, and be subject to the same options with respect to, the Shares which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase Shares on a proportionate basis were granted. In the event of a merger of the Company where this Agreement does not terminate, partnership units, membership units or shares of common stock (and/or securities convertible into such units or shares) which are issued in exchange for Shares shall thereafter be deemed to be Shares subject to the terms of this Agreement.

            (iii) Any Person to whom Executive Securities are to be Transferred (except pursuant to a Public Offering or a Sale of the Company) shall execute and deliver, as a condition to such Transfer, whatever documents are deemed reasonably necessary by the Company, in consultation with its counsel, to evidence such party's joinder in, acceptance of, and agreement with, the obligations with respect to the Executive Securities contained in this Agreement. No Executive Securities may be Transferred (if the proposed transferee is married), unless, prior to that Transfer, the transferee furnishes a spousal consent in the form attached hereto as EXHIBIT A whereby that spouse agrees that his or her marital property interest or community property interest, if any, in the Executive Securities held from time to time by the transferee is subject to this Agreement.

            (iv) Within fifteen (15) days from the date hereof, Executive shall make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in form and substance reasonably satisfactory to the Company.

            (v) Except with the prior written consent of CHS, Executive shall not grant any proxy or become party to any voting trust or other agreement with respect to the Executive Securities or any interest therein.

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     3.     REPURCHASE OPTION.

     (a) GENERAL. Upon the termination of Executive's employment with the Company for any reason ("TERMINATION"), all Executive Securities issued to Executive, whether held by Executive or one or more of Executive's transferees (collectively, the "AVAILABLE SECURITIES"), shall be subject to repurchase by CHS and the Company pursuant to the terms and conditions set forth in this
Section 3 (the "REPURCHASE OPTION").

     (b) COMPANY OPTION. The Company may elect (in its sole discretion) to purchase all or any portion of the Available Securities pursuant to the Repurchase Option by delivering written notice (the "REPURCHASE NOTICE") to CHS and Executive within thirty (30) days following Termination. The Repurchase Notice shall set forth the number and amount of Available Securities to be acquired from each Holder, the aggregate consideration to be paid for such securities and the time and place for the closing of such purchase.

     (c) CHS OPTION. If for any reason the Company does not elect to purchase all of the Available Securities pursuant to the Repurchase Option, CHS may elect (in its sole discretion) to exercise the Repurchase Option for all (but not less than all) of the Available Securities which the Company has not elected to purchase (the "SECURITIES AVAILABLE FOR CHS"). Within sixty (60) days following Termination, CHS may elect to purchase all (but not less than all) of the Securities Available for CHS by giving written notice to Executive as to the number and amount of securities being purchased by CHS from each Holder (the "SUPPLEMENTAL REPURCHASE NOTICE").

     (d) REPURCHASE PRICE. Upon exercise of the Repurchase Option, the purchase price for the Available Securities (the "REPURCHASE PRICE") shall be as follows:

            (i) if the Repurchase Option is triggered by termination of Executive's employment by Beacon Operating by reason of Executive's death, Executive's Disability, termination of Executive's employment by Beacon Operating without Cause or the Executive's Retirement, the Repurchase Price shall be the greater of (A) the Original Cost (in the case of Executive Shares and Options) or Outstanding Indebtedness (in the case of Subordinated Notes, if any) or (B) the Fair Market Value of the Available Securities as of the date of Termination; or

            (ii) if the Repurchase Option is triggered by termination of Executive's employment by Beacon Operating for Cause or Resignation of the Executive (other than upon Retirement), the Repurchase Price shall be the lesser of (A) the Original Cost (in the case of Executive Shares and Options) or Outstanding Indebtedness (in the case of Subordinated Notes, if any) and (B) the Fair Market Value of the Available Securities as of the date of Termination.

Notwithstanding anything to the contrary herein, if the aggregate consideration for the Available Securities is finally determined to be different than the aggregate consideration set forth in the Repurchase Notice or the Supplemental Repurchase Notice, then neither the Company nor CHS shall have any obligation to purchase the Available Securities that were the subject of such notice.

     (e) CLOSING. If and only if the Company and CHS collectively have elected to purchase all (but not less than all) of the Available Securities, the purchase of Available Securities pursuant to this Section 3 shall be consummated at the Company's principal office at 10:00 a.m., on the thirtieth (30th) day next following the final determination of the Repurchase Price as provided in
Section 3(d) or on such earlier day as designated by CHS or the Company, as the case may be, in its sole discretion, upon not less than ten (10) days prior notice to Executive. If such date is a Saturday, Sunday or legal holiday, the closing shall occur at the same time and place on the next succeeding business day. Subject to Section 4

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hereof, at the option of the Company and/or CHS, the Person exercising the
Repurchase Option shall pay for the Available Securities to be purchased pursuant to the Repurchase Option by (i) delivery of a cashier's check or wire transfer of immediately available funds, (ii) delivery of a non-negotiable junior subordinated promissory note (the "REPURCHASE NOTE") in the form of EXHIBIT B attached hereto, the principal amount of which shall bear interest at the rate of eight percent (8%) per annum, with interest and a pro rata portion of principal payable quarterly over a two-year period following delivery of the Repurchase Note, and with such additional terms (including subordination provisions) as shall be required by the senior lenders to the Company and/or its Subsidiaries and/or (iii) by set off against any and all obligations due and owing the Company and/or its Subsidiaries from the Executive, or any combination of the foregoing. The purchasers of Executive Securities to be purchased pursuant to the Repurchase Option hereunder shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holders regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Executive Securities to be purchased pursuant to the Repurchase Option. Notwithstanding anything to the contrary herein contained, if the Company and CHS collectively have elected to purchase less than all of the Available Securities, then the Company and CHS shall be deemed to have elected not to purchase any of the Available Securities pursuant to the Repurchase Option.

     (f) FAILURE TO DELIVER SHARES. If Executive or any other Holder of Executive Securities whose Executive Securities are to be purchased pursuant to
Section 3 or 5 fails to deliver them on the scheduled closing date of such purchase, the Company, CHS or their respective designees (as the case may be) may elect to deposit the consideration representing the purchase price of the Executive Securities with the Company's attorney (or any other third party, including a bank or a financial institution), as escrowee. In the event of the foregoing election, the Executive Securities shall be deemed for all purposes (including the right to vote and receive payment for dividends) to have been Transferred to the purchasers thereof and the Company shall issue new certificates representing the Executive Securities to the Company, CHS or their respective designees, as the case may be, and the certificates or instruments registered in the name of the Person obligated to sell such Executive Securities shall be deemed to have been canceled and to represent solely a right to receive payment of the purchase price, without interest, from the escrow funds. If, prior to the third (3rd) anniversary of the scheduled closing date for the purchase pursuant to Section 3 or 5, the proceeds of sale have not been claimed by the Executive or other seller of the Executive Securities, the escrow deposit (and any interest earned thereon) shall be returned to the Person originally depositing the same, and the transferors whose Executive Securities were so purchased shall look solely to the purchasers thereof for payment of the purchase price. The escrowee shall not be liable for any action or inaction taken by it in good faith.

     (g) TERMINATION OF REPURCHASE OPTION. The rights of the Company and/or CHS to purchase Executive Securities pursuant to Section 3 shall terminate upon the earliest to occur of (i) the consummation of a Sale of the Company (ii) the consummation of a Public Offering, and (iii) termination of Executive's employment upon Retirement.

     4.     MANNER OF PAYMENT AND RESTRICTION ON THE COMPANY'S RIGHT TO
PURCHASE.

     (a) GENERAL RESTRICTION. Notwithstanding anything to the contrary contained in this Agreement: (i) the Company shall not be obligated (including if it has given a Repurchase Notice) to purchase such Executive Securities as the Company may then be prohibited by law or bona fide contract from purchasing, including, without limitation, the Delaware General Corporation Law (the "DELAWARE ACT") and covenants contained in the Credit Agreement and any other loan agreements or other bona fide agreements to which the Company or any Subsidiary is then a party; and (ii) the Company shall not be obligated (including if it has given a Repurchase Notice) to purchase Executive Securities if any loan or other bona fide agreement to which any Subsidiary of the Company is a party or is bound would prohibit the Subsidiaries from paying to the Company dividends or distributions sufficient to permit the Company to pay the entire purchase price for such Executive Securities.

     (b) PAYMENT LIMITATION. Notwithstanding anything to the contrary contained in this Agreement or in any Repurchase Note delivered pursuant to the terms hereof, the Company's obligation to make a payment pursuant to a Repurchase Note delivered pursuant to Section 3(e) of this Agreement shall be suspended to the extent and for so long as (i) the making of such payment, together with the making of all other payments to be made during such fiscal year on account of the Company's purchases of Executive Securities pursuant to this Agreement and securities purchased pursuant to any other agreements with shareholders of the Company, would result in a violation of the Delaware Act or a breach of any covenant contained in any loan or other bona fide agreement to which the Company or any of its Subsidiaries is a party, or (ii) the Company's Subsidiaries are unable to pay to the Company dividends or other distributions sufficient to permit the Company to pay the entire purchase price for such Executive Securities in cash as a result of applicable law or any covenant contained in any bona fide agreement to which any of such Subsidiaries are a party. If any portion of the Company's obligation to Executive or any of Executive's transferees has been tolled for a period in excess of three (3) years from the original closing date, Executive (or such transferee), by written notice delivered to the Company, may elect to rescind the sale of that portion of the Executive Securities, the proceeds of sale of which are represented by unpaid notes made by the Company which are owed to Executive or such transferee. If payments are suspended pursuant to this Section 4(b), at such time as the Company is able to resume making payments without violation of the Delaware Act, applicable law or a covenant in any bona fide agreement to which the Company or any of its Subsidiaries is a party, the Company shall first make payments of arrearage owed to the former shareholders on a proportional (to the amount of arrearage) basis, and shall then make regularly scheduled payments.

     5. RESTRICTIONS ON TRANSFER OF EXECUTIVE SECURITIES. This Section 5 shall apply to any proposed Transfer of Executive Securities. Notwithstanding anything to the contrary contained herein, a Transfer of Executive Securities shall not be valid or have any force or effect unless (a) such Transfer is made in accordance with the provisions of this Agreement, (b) such Transfer would not result in a violation of any applicable federal or state securities law, and (c) in the reasonable determination of the Board, the intended transferee of such Transfer is not engaged in the Business, has not been engaged in the Business in the immediately preceding two (2) years, and is not preparing to engage in the Business.

     (a) TRANSFER OF EXECUTIVE SECURITIES. No Holder shall Transfer any interest in any Executive Securities except pursuant to an Exempt Transaction or pursuant to this Section 5. No Holder shall consummate any such Transfer (except pursuant to an Exempt Transaction or pursuant to Section 5(c)) until sixty-one
(61) days following the latest of the delivery to the Company and CHS of the Offer Notice (as defined below), unless all rights provided in Section 5(b) have been exercised or waived, and the parties to the Transfer have been finally determined pursuant to such exercises or waivers prior to the expiration of such sixty-one (61) day period (the "ELECTION PERIOD"). Notwithstanding anything to the contrary herein contained, except pursuant to an Exempt Transaction, neither Executive nor any of his Permitted Transferees shall Transfer any interest in Executive Securities (i) unless Executive or such Permitted Transferee(s) has received a bona fide written offer to purchase such Executive Securities, (ii) until one hundred twenty (120) days following Executive's Termination and (iii) in any event without the prior written consent of a majority of the members of the Board (which approval shall not be unreasonably withheld).

     (b) FIRST REFUSAL RIGHT. If any Holder desires to Transfer any Executive Securities other than in an Exempt Transaction or a transaction pursuant to
Section 5(c), such Holder (the "TRANSFERRING HOLDER") shall deliver a written notice (the "OFFER NOTICE") to the Company and CHS. The Offer Notice shall disclose in reasonable detail the identity of the proposed transferee(s) (including, without limitation, all parties holding controlling interests in such proposed transferee), the proposed number, amount and type of Executive Securities to be transferred and the proposed terms and conditions of the Transfer and any other material information reasonably requested by the Board and CHS and shall include a true and correct copy of the written offer to purchase Executive Securities received by him. The delivery by the Transferring Holder of the Offer Notice shall create the following two (2) options:

            (i) First, the Board, acting in good faith, may elect (in its sole discretion) to cause the Company to purchase all or any portion of the Executive Securities specified in the Offer Notice at the price and on the terms specified therein (provided, however, that any promissory note given by the Company pursuant to the terms of this Section 5 shall be subordinated to indebtedness owed to financial institutions on terms reasonably acceptable to such financial institutions and that the Company shall be entitled set off against the purchase price any and all obligations due and owing the Company or any of its Affiliates from Executive) by delivering written notice of such election to the Transferring Holder as soon as practical, but in any event within thirty
     (30) days following the delivery of the Offer Notice (the "COMPANY OFFER PERIOD").

            (ii) If the Company has not elected to purchase all of the Executive Securities within the Company Offer Period, then CHS may elect (in its sole discretion) to purchase all (but not less than all) of the Executive Securities not elected to be purchased by the Company at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Holder as soon as practical, but in any event within sixty (60) days following the delivery of the Offer Notice.

If the Company and/or CHS have elected to purchase all (but not less than all) of the Executive Securities offered by the Transferring Holder, the Transfer of such Executive Securities to the Company and/or CHS, as the case may be, shall be consummated as soon as practical after the delivery of the election notices, but in any event within thirty (30) days following the expiration of the Election Period. The purchasers of Executive Securities offered in the Offer Notice hereunder shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holder regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Executive Securities offered in the Offer Notice. Notwithstanding anything to the contrary herein contained, if the Company and CHS collectively have elected to purchase less than all of the Executive Securities offered by the Transferring Holder, then the Company and CHS shall be deemed to have elected not to purchase any of the Executive Securities offered by the Transferring Holder pursuant to this Section 5.

     (c) TRANSFER SUBSEQUENT TO EXPIRATION OF ELECTION PERIOD. If the Company and CHS have not collectively elected to purchase all Executive Securities being offered, such Transferring Holder may, within ninety (90) days following the expiration of the Election Period and subject to the provisions of this Section 5 other than Section 5(b), Transfer such Executive Securities referred to in the Offer Notice to the party or parties named therein at a price no less than the price specified in the Offer Notice and on other terms and conditions offered in the Offer Notice. Executive Securities Transferred pursuant to the previous sentence shall thereafter continue to be subject to all restrictions on Transfer and other provisions of this Agreement, including, without limitation, the provisions of this Section 5 with respect to further Transfers of the Executive Securities and a transferee, as a condition of any such Transfer, shall agree in writing to be bound by the provisions of this Agreement. Any Executive Securities not transferred within such sixty (60) day period shall be subject to the provisions of this Section 5 with respect to any subsequent Transfer.

     (d) PERMITTED TRANSFERS. Anything contained in this Agreement to the contrary notwithstanding, Executive Securities may be Transferred without first complying with the provisions of

Section 5 other than as provided in this paragraph (d): (i) by Executive or a Permitted Transferee to CHS (it being agreed and understood that CHS shall not be a Holder as a result of such Transfer of Securities), (ii) by Executive to any member of such Executive's Family Group, (iii) by a Permitted Transferee to Executive who Transferred such Executive Securities to such Permitted Transferee, (iv) to the personal representative of Executive or a Permitted Transferee who is deceased or adjudicated incompetent, (v) by the personal representative of Executive or a Permitted Transferee who is deceased or adjudicated incompetent to any member of such Executive's or Permitted Transferee's Family Group, (vi) upon termination of a trust or custodianship which is a Permitted Transferee of a Holder, by the trustee of such trust or custodian of such custodianship to the person or persons who, in accordance with the provisions of such trust or custodianship, are entitled to receive the Executive Securities held in trust or custody, or (vii) the pledge by Executive to the Company of the Executive Securities pursuant to a pledge agreement (collectively, the "PERMITTED TRANSFEREES"); provided that (A) the restrictions contained in this Section 5 shall continue to be applicable to the Executive Securities after any such Transfer, and (B) the Permitted Transferees of such Executive Securities shall have agreed in writing to be bound by all of the provisions of this Agreement affecting the Executive Securities so transferred.

     (e) CONSIDERATION FOR TRANSFER. Notwithstanding anything to the contrary herein contained, except as may be required by Section 4 hereof, where a Transfer is made for consideration, in no event shall any such Transfer by Executive of Executive Securities be made for any consideration other than (i) United States dollars payable in full upon consummation of such Transfer and/or
(ii) a promissory note with all amounts owed thereunder payable in United States dollars.

     (f) DURATION OF SECTION 5. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5 shall terminate upon the consummation of a Public Offering or Sale of the Company.

     6.     CERTAIN RESTRICTIONS AFTER A PUBLIC OFFERING.

     (a) The Holders may not, at any time during the first three years after the Initial Public Offering, Transfer a number of Shares that -- when added to the aggregate number of Shares previously Transferred by the Holders after the Initial Public Offering -- would exceed the then current Maximum Number. The preceding sentence does not restrict Transfers to Permitted Transferees (and such Transfers are not counted for purposes of such sentence). "MAXIMUM NUMBER" means, as of a particular time, the product of (i) the CHS Fraction (determined as of such time) and (ii) the number of Shares held by the Holders (as a group) immediately after the Initial Public Offering. "CHS FRACTION" means, as of a particular time, a fraction, the numerator of which is the aggregate number of Shares sold by CHS on or before that time but after the Initial Public Offering, and the denominator of which is the number of Shares held by CHS immediately after the Initial Public Offering.

     (b) This Section 6 does not require the Company (or any successor of the Company): (i) to register or qualify any securities, (ii) to list any securities for trading on any market or take any steps to engage in any Public Offering, or
(iii) to take any steps to cause Rule 144 to be available (including disclosing the current public information described in section (c) of Rule 144). The Transfer restriction imposed by this Section 6 is in addition to, and without limitation of, any restrictions imposed by any lockup, standstill or other agreement contemplated by Section 13. If there is any inconsistency between this
Section 6 and any registration rights granted to any Holder, this Section 6 controls.

     7.     SALE OF THE COMPANY.

     (a) If the holder(s) of a majority of the Shares then outstanding and (if necessary under applicable law) the Board approve a Sale of the Company (an "APPROVED SALE") (and if the Sale of the

Company is to an entity that is Controlled by CHS, the consideration for such Sale of the Company is fair to the Company and the holders of Shares as determined pursuant to the same mechanism used to determine Fair Market Value under Section 1), each Holder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of Shares, each Holder shall, if requested by the holder(s) of a majority of the Shares then outstanding, sell (or otherwise Transfer) that percentage of his Executive Securities, on terms and conditions approved by the Board (if necessary under applicable law) and the holder(s) of a majority of the Shares then outstanding, as shall equal the percentage of Shares and other securities owned by CHS that are to be included in such transaction. Each Holder shall take all actions reasonably necessary or reasonably desirable (as determined by the holder(s) of a majority of the Shares then outstanding) in connection with the consummation of the Approved Sale. Without limiting the foregoing, (i) if the Approved Sale is structured as a merger, consolidation, joint venture or similar transaction, each Holder shall vote in favor of such transaction and waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, and (ii) if the Approved Sale is structured as a sale or exchange of Shares, each Holder shall agree to sell or exchange all of the Shares and Options held by such Holder on the terms and conditions approved by the Board and the holders of a majority of the Shares then outstanding. The Company shall use reasonable efforts to notify Executive in writing not less than thirty (30) days prior to the proposed consummation of an Approved Sale (or, Participation Sale as described in Section 7(b) below); PROVIDED that such Executive agrees that he or she will not, directly or indirectly (without the prior written consent of the Company), disclose to any other Person (other than to such Executive's legal counsel in confidence, as otherwise necessary to protect such Executive's rights under this Agreement or as otherwise required by law) any information related to such potential Sale of the Company.

     (b) If CHS proposes to sell to a purchaser or related group of purchasers such number of Shares as equals or exceeds 50% of the Shares then held by CHS (whether in a single transaction or a series of related transactions) (a "PARTICIPATION SALE"), Executive may elect to participate in the contemplated transaction by delivering written notice to the Company and CHS within ten (10) days following the receipt by Executive of notice of such transaction. Executive shall be entitled to sell, at the same price and on the same terms as CHS, a number of Shares equal to the product of (1) the number of Shares owned by Executive on a Fully-Diluted Basis multiplied by (2) the quotient of (x) the number of Shares to be sold by CHS in such transaction divided by (y) the aggregate number of Shares held by CHS at such time, on a Fully-Diluted Basis. Notwithstanding anything to the contrary herein contained, this Section 7(b) shall not apply to (x) any sale to any officer, director, employee, agent, or lender to the Company, Beacon Operating or any of its Subsidiaries, or (y) any sale or other Transfer to any successor CHS approved fund or to any Affiliate of CHS, provided any such successor CHS approved fund or Affiliate of CHS agrees to the provisions of this Section 7(b).

     (c) If a Holder is required or elects to participate in an Approved Sale or a Participation Sale pursuant to Subsection (a) or (b) above: (i) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, all of the Holders of Shares similarly situated shall receive the same form and amount of consideration per Share, or if any Holders are given an option as to the form and amount of consideration to be received, all such Holders shall be given the same option; (ii) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, all of the holders of Subordinated Notes similarly situated shall receive the same form and amount of consideration in relation to the face amount of Subordinated Notes held by such holders, or if any such holders are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (iii) all Holders of then currently exercisable Options shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or the Participation Sale, as the case may be, and participate in such sale as Holders, or (B) upon the consummation of the Approved Sale or the Participation Sale, as the case may be, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Share received by the

Holders in connection with the Approved Sale or the Participation Sale, as the case may be, less the exercise price per share of such rights to acquire Shares, by (2) the number of Shares represented by such rights. Without limiting the foregoing, any Holder participating in a transaction pursuant to this Section 7 shall be required to make such representations, warranties and covenants, and grant such indemnification, as may be required by the purchaser of the Shares and which have been made by CHS or the holders of a majority of the outstanding Shares, as the case may be. Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to accelerate the vesting of any Options.

     (d) If, in connection with an Approved Sale or a Participation Sale, the Board or the holders of a majority of the outstanding Shares of the Company enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC under the 1933 Act may be available with respect to the consideration proposed to be received by Holders, each Holder shall, acting together with other Holders, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the 1933 Act) reasonably acceptable to the Company. If Executive appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if Executive declines to appoint the purchaser representative designated by the Company, Executive shall appoint another purchaser representative (reasonably acceptable to the Company), and Executive shall be responsible for the fees of the purchaser representative so appointed.

     (e) Each Holder shall bear such Holder's pro rata share (based upon the number of Shares sold on a Fully-Diluted Basis) of the costs of any sale of Executive Securities pursuant to an Approved Sale or a Participation Sale to the extent such costs are not otherwise paid by the Company or the acquiring party; provided, however, that all Holders are treated on an equal basis. Costs incurred by a Holder on such Holder's own behalf shall not be considered costs of the transaction hereunder.

     (f)    Notwithstanding anything to the contrary contained in this
Agreement: (i) the provisions of Section 7 shall terminate upon the consummation of a Sale of the Company or a Public Offering; and (ii) the provisions of this
Section 7 shall not apply to any Public Offering.

     8.     LIMITED PREEMPTIVE RIGHTS.

     (a) Except for the issuance of Shares or Options (i) in connection with or to facilitate the acquisition of another Person's business by the Company or any of its Subsidiaries or Affiliates (whether by acquisition of stock or assets, or by merger, consolidation or other similar transaction), the acquisition of any stock or assets of any Person or the formation of a joint venture, (ii) pursuant to a Public Offering, (iii) to current or future officers, employees, directors, agents or consultants of the Company or its Subsidiaries, to Affiliates of the Company (or any of their respective officers, directors, employees or agents) or (iv) to the Company's or any Subsidiary's lenders in connection with the incurrence, renewal or maintenance of indebtedness (including funded indebtedness), if the Company authorizes the issuance and sale of any Shares (other than as a dividend on the outstanding Shares) or any Options (pursuant to the exercise of warrants or otherwise) the Company shall first offer to sell to Executive a portion of such Shares or Options equal to the percentage determined by dividing (1) the number of Shares held by Executive immediately prior to the proposed issuance of such securities, on a Fully-Diluted Basis, by (2) the aggregate number of Shares outstanding at such time, on a Fully-Diluted Basis. Executive, if he is exercising his preemptive rights pursuant to this Section 8, shall, as a condition to such exercise, also be required to purchase the same proportionate amount of any other securities that the purchasers of such Shares or Options purchase in connection with the issuance of the securities subject to the preemptive rights. Notwithstanding anything in this Section 8 to the contrary, if preemptive rights are exercised pursuant to this Section and pursuant to the preemptive rights granted under Executive Securities Agreements with other executives of the Company or its Affiliates and the Chief Executive Securities Agreements with the Company's Chief Executive Officer for an aggregate number of Shares or Options which is greater than 100% of the Shares or Options to be issued and sold by the Company, then the number of Shares that each executive, including without limitation Executive, shall be entitled to purchase pursuant to such agreements shall be reduced, on a pro rata basis among all such executives exercising preemptive rights under such agreements, to the extent necessary such that the number of Shares and Options purchased pursuant to the preemptive rights exercised under such agreements equal the number of Shares and Options to be issued and sold by the Company.

     (b) Executive shall exercise Executive's preemptive rights hereunder within fifteen (15) days following the receipt of written notice from the Company describing in reasonable detail the purchase price, the payment terms for the Shares or Options, the period in which the preemptive right hereunder is to be exercised, and Executive's percentage allotment. Executive exercising the Executive's preemptive right shall execute all documentation, and take all actions, as may be reasonably requested by the Company in connection therewith.

     (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such Shares or Options which Executive has not elected to purchase during the one hundred eighty (180) day period following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to Executive. Any Shares or Options offered or sold by the Company following such one hundred eighty (180) day period shall be re-offered to Executive pursuant to the terms of this Section 8.

     (d) The rights of the Executive under this Section 8 shall terminate upon the earlier of (i) consummation of a Sale of the Company, (ii) the consummation of a Public Offering, or (iii) the termination of Executive's employment with the Company or any of its Subsidiaries.

     9.     ADDITIONAL RESTRICTIONS ON TRANSFER.

     (a) LEGEND. All certificates evidencing Executive Shares which are subject to this Agreement shall bear the following legend:

     "The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. The shares represented hereby are also subject to additional restrictions on transfer, certain repurchase options and certain other agreements set forth in an Executive Securities Agreement among Beacon Roofing Supply, Inc. ("the Company"), the original holder hereof and Code, Hennessy & Simmons III, L.P. dated as of October 20, 2003, and the Company reserves the right to refuse the transfer of this security until the conditions therein have been fulfilled with respect to such transfer. A copy of such agreement may be obtained by the holder hereof at the Company's principal place of business without charge."

If Executive Shares remain restricted following a Public Offering and the above legend thereby becomes inappropriate in whole or in part, a new, appropriate legend shall be set forth on such certificates.

     (b) OPINION OF COUNSEL. Executive may not Transfer any Executive Shares without first delivering to the Company, if requested by the Company, an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

     10. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or sent by confirmed facsimile (provided, however, that notices delivered by facsimile shall be effective only if such notice is also delivered by hand, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier (charges prepaid), on or before two (2) business days after its delivery by facsimile) or by reputable overnight courier service (charges prepaid) to the recipient at the address indicated below:

            TO THE COMPANY:

            Beacon Roofing Supply, Inc.
            c/o Code, Hennessy & Simmons III, L.P.
            10 South Wacker Drive
            Suite 3175
            Chicago, Illinois  60606
            Attention: Brian Simmons and Peter M. Gotsch
            Fax:  (312) 876-3854

            With a copy (which shall not constitute notice to the Company) to:

            Schiff Hardin & Waite
            6600 Sears Tower
            Chicago, Illinois  60606
            Attention:  S. Michael Peck, Esq. and Stephen R. Otis, Esq.
            Fax: (312) 258-5600

            TO EXECUTIVE:

            Robert R. Buck
            5650 Wm. H. Harrison Lane
            Cincinnati, Ohio 45243

            With a copy (which shall not constitute notice to Executive) to:

            John S. Stith
            Frost Brown Todd LLC
            2200 PNC Center
            Cincinnati, Ohio 45202
            Fax:  (513) 651-6981

            TO CHS:

            Code, Hennessy & Simmons III, L.P.
            10 South Wacker Drive
            Suite 3175
            Chicago, Illinois  60606
            Attention: Brian Simmons and Peter M. Gotsch
            Fax:  (312) 876-3854

            With a copy (which shall not constitute notice to CHS) to:

            Schiff Hardin & Waite
            6600 Sears Tower
            Chicago, Illinois  60606
            Attention:  S. Michael Peck, Esq. and Stephen R. Otis, Esq.
            Fax: (312) 258-5600

and/or such other address and/or to the attention of such other person as the recipient party shall have designated by notice given in accordance with this
Section 10. Any notice under this Agreement shall be deemed to have been given:
(i) if delivered in person, at the time delivered; (ii) if sent by confirmed facsimile, at the time sent; or (iii) if sent by overnight courier, one business day after being given to the courier.

     11.    RESTRICTIVE COVENANTS.

     (a) NON-COMPETE. During the Restricted Period, Executive must not directly or indirectly: (i) engage in the Business anywhere in the Territory other than on the Company Group's behalf; (ii) solicit any actual (as opposed to merely prospective) customer of the Company Group, with whom Executive has had direct contact while employed by the Company, to purchase other than from the Company Group any goods or services sold by the Company Group; or (iii) solicit the employment (or solicit to retain the services) of any employee, sales representative or sales agent of the Company Group. Nothing in this Agreement, however, prevents Executive from owning less than five percent (5 %) of any class of publicly traded securities so long as such investment is passive and Executive has no other involvement with the issuer of such securities. To "ENGAGE" in a business in the Territory means (x) to render services in (or with respect to) the Territory for that business, or (y) to own, manage, operate or control (or participate in the ownership, management, operation or control of) an enterprise engaged in that business in the Territory. "RESTRICTED PERIOD" means the period beginning on the date hereof and ending eighteen (18) months after the last day on which Executive or any of his Permitted Transferees (taken as a group) owns any Executive Securities, except that the Restricted Period shall in no event end later than eighteen (18) months after the last day of Executive's employment by the Company. "TERRITORY" means the state of Texas and all states in the United States east of the Mississippi River. "BUSINESS" means the wholesale distribution of (i) commercial roofing products, (ii) residential roofing products or (iii) any related products, including shingles, sheet metal, lumber, water proofing products, siding, windows or insulation.

     (b) CONFIDENTIALITY. During the Confidentiality Period: (i) Executive must maintain all Confidential Information in confidence and must not disclose any Confidential Information to anyone outside of the Company Group; and (ii) Executive must not use any Confidential Information for the benefit of Executive or any third party. Nothing in this Agreement, however, prohibits Executive: (1) from disclosing any Confidential Information (or taking any other action) in furtherance of Executive's duties to the Company Group while employed by the Company; or (2) from disclosing Confidential Information to the extent required by law (after giving prompt notice to the Company in order that the Company Group may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information). Upon the Company's request at any time, Executive must immediately deliver to the Company all tangible items in Executive's possession or control that are or that contain Confidential Information, without keeping any copies. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information regarding the Company Group that is not generally available to the public, including (to the extent that it is not so generally available): (1) information regarding the Company Group's business, operations, financial condition, customers, vendors, sales representatives and other employees; (2) projections, budgets and business plans regarding the Company Group; (3) information regarding the Company Group's planned or pending acquisitions, divestitures or other business combinations;
(4) the Company Group's trade secrets and proprietary information; and (5) the Company Group's technical information, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae. For purposes of the preceding sentence, information is not treated as being generally available to the public if it is made public by Executive in violation of this Agreement. "CONFIDENTIALITY PERIOD" means the period beginning on the date hereof and ending three years after the last day on which Executive or any of his transferees (taken as a group) owns any Executive Securities, except that the Restricted Period shall in no event end later than three years after the last day of Executive's employment by the Company.

     12.    AMENDMENT AND TERMINATION.

     (a) This Agreement shall be terminated upon the mutual agreement of the Company, CHS and Executive provided, however, that the representations and warranties of the parties hereto contained in Sections 2(b) and 2(c) of this Agreement and the obligations of Executive referred to in Section 11 of this Agreement shall survive termination of this Agreement. The rights and obligations of the parties shall survive termination of the Agreement to the extent that any performance is required after such termination.

     (b) This Agreement may be amended by the written consent of the Company, CHS and Executive.

     13.    PIGGYBACK REGISTRATION.

                    (a) If at any time the Company proposes to file a registration statement (other than on Form S-8 or any successor form) with the SEC registering any Shares owned by CHS, the Company must notify Executive of the proposed registration. Subject to the last sentence of this Section 13(a), any Holder may (within ten days after the Company gives that notice) give notice to the Company requesting that the Company include in the registration any or all of the Holder's Shares (provided that the Holder's notice must specify a whole number of Shares that the Holder requests to be included), in which case the Company must (subject to the remainder of this Section 13) include those Shares in the registration statement and use reasonable efforts to have the registration statement declared effective. The Company, at its sole option, may elect not to proceed with any registration statement that is the subject of such a notice by a Holder. Notwithstanding any provision to the contrary herein, if at the time of the proposed registration CHS holds any Shares, then (i) no Holder may request to have included -- and no Holder is entitled without the consent of CHS to have included -- in the registration a greater percentage of such Holder's Shares than the percentage of CHS's Shares that are being included in the registration, and (ii) if CHS so requests, then each Holder shall request that the same percentage of such Holder's Shares be included in the registration as the percentage of CHS's Shares that are being included in that registration.

                    (b) If any underwriter advises the Company (or, if the offering is not underwritten, the Company reasonably determines) that the number of Shares requested to be included in the registration would adversely affect the offering (including the pricing thereof or the ability to conduct the offering in an orderly fashion), then the Company may reduce the number of any Holder's Shares that are included in the registration to such number as will not adversely affect the offering (provided that no such cutback shall cause the percentage of such Holder's Shares included in the registration to be less than the percentage of Shares of CHS included in the registration.

                    (c) The Company must use reasonable efforts to furnish to each Holder whose Shares are included in the registration such number of copies of any prospectus as the Holder reasonably requests in order to effect the offer and sale of those Shares pursuant to the registration statement.

                    (d)   Nothing in this Section 13, however, requires the
            Company: (i) to cause (or to use any efforts to cause) the registration statement to remain current (including the filing of necessary supplements or post-effective amendments, or preparing any amendments or supplements to any prospectus) at any time after the initial effective date of the registration statement; or (ii) to register or qualify any securities (or to use any efforts to cause any securities to be registered or qualified) under any state or foreign securities law in any jurisdiction where securities of the Company would not otherwise be sold in the offering.

                    (e) A "CHANGE NOTICE") means a notice by the Company to a Holder (whose Shares are included in the registration statement) that an event has occurred that makes (or may make) a prospectus related to the registration statement Misleading. A "Change Notice" need not identify the event. If the Company gives a Holder a Change Notice, then that Holder must, upon the receipt of such notice, immediately discontinue any offers or sales of the Shares until that Holder subsequently receives either (i) copies of a supplemented or amended prospectus prepared by the Company to address the event that triggered the Change Notice, or (ii) a written statement by the Company informing that Holder that use of the prospectus current at the time of receipt of the Change Notice (the "OLD PROSPECTUS") may be resumed. Each Holder must, upon the Company's request, deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the Old Prospectus. As used herein, "MISLEADING" means, with respect to a prospectus, that such prospectus (x) contains an untrue statement of material fact, (y) omits to state a material fact required to be stated therein, or (z) omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (f) Each Holder must notify the Company immediately upon learning of any inaccuracy, omission or change in information previously furnished by the Holder to the Company or of the occurrence of any event, in each case which causes or will cause any prospectus relating to the registration to be Misleading with respect to the Holder. Each Holder must promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that the prospectus will not be Misleading with respect to the Holder.

                    (g) If the Company or CHS are selling any Shares pursuant to the registration statement through underwriters, then each Holder whose Shares are included in the registration must, at the request of the Company or CHS, (1) sell the Holder's Shares that are so included through those underwriters and (2) complete, sign and (to the extent applicable) comply with all questionnaires, powers of attorney, indemnities, underwriting agreements, standstill agreements, and other documents and agreements that (A) are customarily required in connection with underwriting arrangements of the type through which the Company or Fund are selling Shares and
            (B) have been completed,
            signed and (to the extent applicable as of the time of such request) complied with by CHS if CHS is a selling shareholder pursuant to the Registration Statement.

                    (h) The Company must, subject to applicable law, pay all expenses incurred in connection with the registration, including all SEC registration fees, state securities filing fees, printing expenses (except the printing of any documents pertaining solely to the sale of Shares by a Holder), the fees and expenses of the Company's legal counsel, accountants and other advisers, and fees and disbursements of experts used by the Company in connection with the registration. Notwithstanding the foregoing, each Holder must bear (1) the underwriting and brokerage discounts and commissions on the sale of the Holder's Shares, (2) the transfer taxes on the sale of those Shares, and (3) the fees and expenses of Holder's own legal counsel, accountants and other advisers.

                    (i) If requested by the Company or its underwriters, each Holder must not effect any public sale or distribution of securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 day period before and the 180 day period starting on the effective date of any registration statement under the Securities Act for any Public Offering of the Company's securities. This Section 13(i) does not, however, apply to securities included in the registration statement and sold in accordance with this Section 13 (except this Section 13(i))

     14.    GENERAL PROVISIONS.

     (a) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall (subject to Section 14(c) hereof) be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

     (b) REMEDIES. If Executive breaches any of the provisions of this Agreement (including the provisions of Section 11), then the Company shall be entitled, in addition to any other remedies that it may have, to specific, injunctive or other equitable relief (without the requirement of posting of a bond or other security) in order to enforce such provision.

     (c) SCOPE OF COVENANTS. Executive acknowledges that the territorial, time and activity limitations set forth in Section 11 (or the lack thereof, as the case may be) are reasonable and are properly required for the protection of the Company. If any such territorial, time or activity limitation (or the lack thereof) is determined to be unreasonable by a court or other tribunal, the parties agree to the reduction of such territorial, time or activity limitations (including the imposition of such a limitation if it is missing) to such an area, period or scope of activity as said court or tribunal shall deem reasonable under the circumstances. Also, if the Company seeks partial enforcement of Section 11 as to only a territory, time and scope of activity which is reasonable, then the Company shall be entitled to such reasonable partial enforcement. If such reduction or (if the Company seeks partial enforcement) such partial enforcement is not possible, then the unenforceable provision or portion thereof shall be severed as provided in Section 14(a).

     (d) COMPLETE AGREEMENT. This Agreement, the Employment Agreement, the Special Purchase Option Agreement of even date herewith between the Company and Executive, and any and all documents executed by Executive on the date hereof in connection with the transactions contemplated by the foregoing together embody the complete agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

     (e) COUNTERPARTS. This Agreement may be executed in separate counterparts (including by facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, CHS and their respective legal representatives, heirs, successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

     (g) CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (h) CONSENT TO JURISDICTION. The parties irrevocably consent and submit to the non-exclusive jurisdiction of any local, state or federal court within the Applicable County for the enforcement of this Agreement. The parties irrevocably waive (with respect to any such court) any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

     (i) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in such party's favor. In the event of a dispute hereunder, the prevailing party's reasonable attorneys' fees and costs shall be reimbursed by the opposing party or parties in such dispute within fourteen (14) days following a judgment by a court or tribunal of competent jurisdiction over such exercise or enforcement. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (j) WAIVER. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (k) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

     (l) CONSTRUCTION. As used in this Agreement, the terms "INCLUDING" "INCLUDES" and "INCLUDE" and terms of like import shall be construed broadly as if followed by the words "without limitation." The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any Person.

     (m) GENDER. As used in this Agreement, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so indicates or requires.

     (n) HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                      BEACON ROOFING SUPPLY, INC.

                                      By: /s/ Peter M. Gotsch
                                         ----------------------------------
                                             Peter M. Gotsch, Vice President

                                      CODE, HENNESSY & SIMMONS III, L.P.

                                      By:  CHS Management III, L.P.,
                                           its general partner

                                      By:  CODE, HENNESSY & SIMMONS, L.L.C.,
                                           its general partner

                                      By: /s/ Peter M. Gotsch
                                         ----------------------------------
                                             Peter M. Gotsch, Member


                                      EXECUTIVE

                                      /s/ Robert R. Buck
                                      ------------------------------------
                                      Robert R. Buck

                                                                       EXHIBIT A

                                 SPOUSAL CONSENT

     I acknowledge that I have read the foregoing Executive Securities Agreement and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the shares of the Company, including any marital property interest or community interest therein that I may have from time to time, which rights and restrictions may survive my spouse's death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said shares or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of this Agreement. I direct that any residuary clause in my will shall not be deemed to apply to my community interest (if any) in such shares except to the extent consistent with the provisions of this Agreement.

     I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded Executive Securities of the Company, or any interest therein through property settlement agreement or otherwise, I shall receive and hold said Executive Securities subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of the Company or CHS to purchase such shares or interest from me.

     I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and hereby expressly waive my right to such independent counsel.

Date: October 20, 2003
     -------------------------------

/s/ Susan G. Buck
--------------------------
[Name]

                                                                    Exhibit B to
                                                  Executive Securities Agreement
                                                               [Repurchase Note]

THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION AND MAY NOT BE OFFERED SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE MAKER OF THIS NOTE.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN [Describe subordination agreement required by lender in connection with issuance of Note].

[Insert OID language, if necessary.]

                          SUBORDINATED PROMISSORY NOTE

$_________                                                               [PLACE]
                                                                          [DATE]

            FOR VALUE RECEIVED, the undersigned, _______________________ (the "Maker"), hereby promises to pay to_______________ (the "Payee"), in lawful money of the United States of America, the principal sum of ___________ Dollars ($_________), which principal sum shall be due and payable as hereinafter provided with interest thereon as set forth below.

            This subordinated promissory note ("Note") is issued and delivered by Maker pursuant, and otherwise subject, to the terms and conditions of that certain Executive Securities Agreement, dated as of October 20, 2003 (the "Executive Securities Agreement"), by and among Maker, Payee and another party.

            1. PRINCIPAL AND INTEREST PAYMENTS. The principal amount of this Note shall be due and payable in eight equal quarterly payments commencing on [insert date which is three months from the date of issuance of the Note] and payable on the ___ day of each __________, __________ and ___________
thereafter(1), with a final payment on the second anniversary of the date of this Note. This Note shall bear interest from the date hereof on the unpaid principal amount outstanding from time to time at the rate of eight percent (8%) per annum. Accrued interest on the outstanding principal balance hereof shall be payable quarterly in arrears on the same dates on which principal payments are made. In no event shall the amount of interest due or payable hereunder exceed the maximum amount of interest allowed by applicable law.

----------
     (1) Insert date and month 6 months, 9 months and 12 months after issuance.

            2. SUBORDINATION. The holder of this Note by its acceptance hereof acknowledges and agrees that payment of the principal and interest that may become due and payable under this Note is expressly subordinated in right and priority of payment pursuant to the terms of that certain Subordination Agreement dated as of __________ (the "Subordination Agreement") between the Maker, Payee and [Insert names of lenders to Company and/or its Subsidiaries]. [Subordination provisions to be added as required by the lenders to the Company and its Subsidiaries such that amounts due hereunder are subordinated to indebtedness owed to financial institutions in a manner acceptable to such lenders].

            3. PAYMENT. Maker shall make each payment to the Payee hereunder, by wire transfer of immediately available funds, not later than 5:00 p.m. (Eastern Standard Time) on the day when due in lawful money of the United States of America.

            4. BUSINESS DAY. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or bank holiday under the laws of the United States of America (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day.

            5. PREPAYMENT. Maker shall have the right to prepay the principal amount of this Note, in whole or in part, at any time or from time to time, without premium or penalty, but with interest on the portion of the principal amount so prepaid accrued to the date of prepayment.

            6. EVENTS OF DEFAULT. It shall constitute an "Event of Default" hereunder if (x) Maker shall fail to pay any payment of principal when due or any payment of interest within fifteen (15) days following the date when such interest payment is due, PROVIDED, HOWEVER, that the foregoing clause shall not apply in the event that Maker does not make all or any portion of such payment of principal or interest in accordance with or pursuant to the provisions of this Note or the Subordination Agreement; or (y) Maker shall have entered against it by a court with competent jurisdiction, a decree or order for relief in respect to Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Maker or for any substantial part of Maker's property, or the winding up or liquidation of Maker's affairs shall have been ordered; or Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days, or Maker shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Maker or for any substantial part of Maker's property, or make any general assignment for the benefit of creditors. If an Event of Default shall occur hereunder, Payee, at its option, upon written notice to Maker, may declare the unpaid principal balance, together with accrued interest thereon, immediately due and payable. If this Note is divided into several promissory notes of Maker, an Event of Default may not be declared hereunder unless declared by holders of a majority of the principal amount of such notes.

            7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the principles of conflicts of law thereof.

            8. CONSENT TO JURISDICTION. The parties irrevocably consent and submit to the nonexclusive jurisdiction of any local, state or federal court within the Applicable County for the enforcement of this Note. The parties irrevocably waive (with respect to any such court) any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Note. As used herein, "APPLICABLE COUNTY" means Suffolk County, Massachusetts; provided, however, that when and if Robert Buck relocates his offices to a location outside of the greater Boston metropolitan area in accordance with Section 5(b) of the Employment Agreement, then the Applicable County shall be (at all times thereafter) the county in which such relocated office is situated immediately after such relocation. As used herein, "EMPLOYMENT AGREEMENT" means the Employment Agreement dated as of October 20, 2003 between Beacon Sales Acquisition, Inc. and Robert Buck.

            9. WAIVER. Maker hereby waives presentment for payment or acceptance, demand and protest, and notice of protest, dishonor and nonpayment of this Note and agrees that Payee shall not be required to initiate any suit or exhaust its remedies against the undersigned or any other person or parties in order to enforce payment of this Note.

            10. COSTS. Maker agrees to pay all reasonable costs and expenses, including reasonable attorneys' fees and expenses, expended or incurred by Payee in connection with the enforcement of this Note.

            11. MISCELLANEOUS PROVISIONS. If any terms or provisions of this Note are deemed invalid, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

[Insert other provisions as required by lenders]

                                    * * * * *

            In Witness Whereof, this Note has been executed as of the day and year first written above.

                                               [MAKER]


                                               By:
                                                  -------------------------
                                               Its:
                                                  -------------------------